EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 10, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (July 2011 – June 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.99%	1.96%	1.77%	-3.99%	-1.22%	-4.12%	-0.51%	-4.12%	9.83%	-22.86%	-0.38	-0.55
B**	0.98%	1.94%	1.47%	-4.58%	-1.82%	-4.71%	-1.18%	-4.71%	9.83%	-25.16%	-0.44	-0.62
Legacy 1***	1.04%	2.03%	2.74%	-1.95%	0.78%	-2.07%	N/A	-2.07%	9.72%	-17.83%	-0.17	-0.29
Legacy 2***	1.03%	2.02%	2.62%	-2.18%	0.60%	-2.32%	N/A	-2.32%	9.73%	-18.53%	-0.19	-0.32
Global 1***	1.22%	2.55%	3.43%	-1.46%	1.29%	-1.45%	N/A	-1.45%	9.75%	-16.15%	-0.10	-0.21
Global 2***	1.24%	2.58%	3.37%	-1.63%	1.10%	-1.67%	N/A	-1.67%	9.76%	-16.70%	-0.12	-0.23
Global 3***	1.20%	2.53%	2.60%	-3.21%	-0.50%	-3.28%	N/A	-3.28%	9.79%	-20.42%	-0.29	-0.45

S&P 500 Total Return Index****	-0.11%	0.02%	3.59%	3.74%	11.57%	12.05%	7.40%	12.05%	12.11%	-13.87%	1.00	1.67
Barclays Capital U.S. Long Gov Index****	1.29%	3.42%	12.09%	16.02%	9.46%	9.62%	8.41%	9.62%	11.43%	-15.54%	0.86	1.57

*	Performance metrics are calculated using month-to-date performance estimate s. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.
Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
	Sector		Market			Sector		Market
Sector	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					22%
Energy	4%	Long	Brent Crude Oil	1.5%	Long	5%	Long	Brent Crude Oil	1.6%	Long
			Heating Oil	1.0%	Long			Heating Oil	1.0%	Long
Grains/Foods	11%	Long	Soybeans	1.7%	Long	11%	Long	Soybeans	1.8%	Long
			Soybean Meal	1.6%	Long			Soybean Meal	1.7%	Long
Metals	6%	Short	Copper LME	2.1%	Short	6%	Short	Copper LME	2.1%	Short
			Platinum	0.5%	Long			Platinum	0.5%	Long
FINANCIALS	79%					78%
Currencies	19%	Long $	British Pound	1.9%	Short	18%	Long $	British Pound	2.0%	Short
			Euro	1.8%	Short			Euro	1.6%	Short
Equities	31%	Long	Nasdaq	3.6%	Long	30%	Long	Nasdaq	3.7%	Long
			Dax Index	2.9%	Long			S&P 500	3.0%	Long
Fixed Income	29%	Long	Bunds	3.5%	Long	30%	Long	Bunds	3.7%	Long
			U.S. Treasury Bonds	3.2%	Long			U.S. Treasury Bonds	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets moved higher after an attack on an oil facility in Nigeria disrupted supplies and the American Petroleum Institute reported U.S. crude inventories had fallen.   Natural gas prices rose over 6% as stockpiles rose less than expected, boosting expectations that U.S. supplies could be falling at a time of rising demand.

Grains/Foods
Soybean markets rose to their highest levels in almost two years after the U.S. Department of Agriculture cut its estimates for year-end domestic inventories and raised consumption expectations.  Sugar markets rose on increasing demand and continued concerns the rains in Brazil will impact supplies.  Coffee prices also rose on weather concerns in Brazil.  Cocoa markets rose on an expected supply shortage due to desert winds in West Africa.

Metals
Precious metals markets rose as equity markets fell and investor uncertainty increased about the UK's potential exit from the European Union.  Copper prices decreased amidst elevated supplies and continuing concerns over global growth.

Currencies
The U.S. dollar strengthened against its global counterparts with the release of better-than-expected employment data.  The British pound weakened on fears of a British exit from the European Union.  The Canadian dollar strengthened on positive employment data and gains in the crude oil complex.  The Swiss franc also strengthened as equity market weakness and fears of a Brexit increased demand for lower risk assets.

Equities	Global equity markets moved lower amidst fears about the impact of a potential British exit from the European Union.
Fixed Income	Global fixed income markets rose slightly as weakness in the equity markets, continuing concerns about global growth and a potential British exit from the EU increased demand for safe haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.